                                                                   EXHIBIT 99.2
                             LETTER OF TRANSMITTAL
                      To Exchange any and all Outstanding
                     11 1/4% Senior Secured Notes due 2007
                                      for
                     11 1/4% Senior Secured Notes due 2007
                                      and
                  Floating Rate Senior Secured Notes due 2006
                                      for
                  Floating Rate Senior Secured Notes due 2006
                                      of
                         HOLLYWOOD CASINO CORPORATION
       Pursuant to the Exchange Offer and Prospectus dated       , 1999


 THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
 NEW YORK CITY TIME, ON       , 1999 (THE "EXPIRATION DATE"), UNLESS
 THE EXCHANGE OFFER IS EXTENDED BY THE COMPANY.


                 The Exchange Agent for the Exchange Offer is:

                      State Street Bank and Trust Company

             By Mail:                            Overnight Courier:
   State Street Bank and Trust           State Street Bank and Trust Company
             Company                         Corporate Trust Department
    Corporate Trust Department                  2 Avenue de Lafayette
           P.O. Box 778                  Fifth Floor, Corporate Trust Window
   Boston, Massachusetts 02102            Boston, Massachusetts 02111-1724
   Attention: Mackenzie Elijah               Attention: Mackenzie Elijah


   By Hand in New York (as Drop                  By Hand in Boston:
              Agent)                     State Street Bank and Trust Company
   State Street Bank and Trust                  2 Avenue de Lafayette
             Company                     Fifth Floor, Corporate Trust Window
           61 Broadway                    Boston, Massachusetts 02111-1724
   15th Floor, Corporate Trust
              Window

                                                Confirm by telephone:
     New York, New York 10006                      (617) 662-1525

  Facsimile Transmission Number
 (for Eligible Institutions Only)
          (617) 664-1452


  Delivery of this Letter of Transmittal to an address or transmission of instructions via facsimile other than as set forth above will not constitute a valid delivery.

  The undersigned acknowledges that it has received the Prospectus, dated
      , 1999 (the "Prospectus"), of Hollywood Casino Corporation, a Delaware corporation (the "Company"), and this Letter of Transmittal, which together constitute the Company's offer (the "Exchange Offer") to exchange an aggregate principal amount of up to $310 million of its 11 1/4% Senior Secured Notes due 2007 and an aggregate principal amount of up to $50 million of its Floating Rate Senior Secured Notes due 2006 (collectively, the "Registered Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 11 1/4% Senior Secured Notes due 2007 and Floating Rate Senior Secured Notes due 2006 (collectively, the "Original Notes").

  IF YOU WISH TO EXCHANGE YOUR ORIGINAL NOTES FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF REGISTERED NOTES PURSUANT TO THE EXCHANGE OFFER, YOU MUST VALIDLY TENDER, AND NOT WITHDRAW, YOUR ORIGINAL NOTES TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE.

                         SIGNATURES MUST BE PROVIDED.

  PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY BEFORE COMPLETING THIS
                            LETTER OF TRANSMITTAL.

  Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus.

  This Letter of Transmittal is to be completed by holders of Original Notes either if Original Notes are to be forwarded herewith or if tenders of Original Notes are to be made by book-entry transfer to an account maintained by State Street Bank and Trust Company (the "Exchange Agent") at the Depository Trust Company (the "Book-Entry Transfer Facility" or "DTC") pursuant to the procedures set forth in the section entitled "Description of the Exchange Offer--Procedures for Tendering Old Notes" in the Prospectus.

  Holders of Original Notes whose certificates (the "Certificates") for such Original Notes are not immediately available or who cannot deliver their Certificates and all other required documents to the Exchange Agent on or prior to the Expiration Date or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Original Notes according to the guaranteed delivery procedures set forth in the section entitled "Description of the Exchange Offer--Guaranteed Delivery Procedures" in the Prospectus.

                         DESCRIPTION OF ORIGINAL NOTES
-------------------------------------------------------------------------------

Name(s) and
Address(es)
    of
Registered
 Owner(s)
   as it
appears on
    the
 Original
   Notes                                  Aggregate
  (Please         Certificate          Principal Amount
fill in, if        Number(s)          of Original Notes
  blank)       of Original Notes           Tendered
-------------------------------------------------------
                                         --------------
                                         --------------
                                         --------------
                                         --------------
                                         --------------
                Total Principal
                      Amount
                of Notes Tendered

            BOXES BELOW TO BE CHECKED BY ELIGIBLE INSTITUTIONS ONLY

[_] CHECK HERE IF TENDERED ORIGINAL NOTES ARE BEING DELIVERED BY BOOK-ENTRY
    TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

  Name of Tendering Institution _______________________________________________

  Account Number ______________________________________________________________

  Transaction Code Number _____________________________________________________

[_] CHECK HERE AND ENCLOSE A PHOTOCOPY OF THE NOTICE OF GUARANTEED DELIVERY IF
    TENDERED ORIGINAL NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE
    FOLLOWING:

  Name of Registered Holder(s) ________________________________________________

  Window Ticket Number (if any) _______________________________________________

  Date of Execution of Notice of Guaranteed Delivery __________________________

  Name of Institution which Guaranteed Delivery _______________________________

If Guaranteed Delivery is to be made By Book-Entry Transfer:

  Name of Tendering Institution _______________________________________________

  Account Number ______________________________________________________________

  Transaction Code Number _____________________________________________________

[_] CHECK HERE IF TENDERED BY BOOK-ENTRY TRANSFER AND NON-EXCHANGED ORIGINAL
    NOTES ARE TO BE RETURNED BY CREDITING THE BOOK-ENTRY TRANSFER FACILITY ACCOUNT NUMBER SET FORTH ABOVE.

[_] CHECK HERE IF YOU ARE A BROKER-DEALER WHO ACQUIRED THE ORIGINAL NOTES FOR
    ITS OWN ACCOUNT AS A RESULT OF MARKET MAKING OR OTHER TRADING ACTIVITIES (A "PARTICIPATING BROKER-DEALER") AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name: _________________________________________________________________________

Address: ______________________________________________________________________

Ladies and Gentlemen:

  1. The undersigned hereby tenders to Hollywood Casino Corporation, a Delaware corporation (the "Company"), its 11 1/4% Senior Secured Notes due 2007 or Floating Rate Senior Secured Notes due 2006, in each case, of the Company (collectively the "Original Notes"), pursuant to the Company's offer to exchange $1,000 principal amount of its registered 11 1/4% Senior Secured Notes due 2007 or Floating Rate Senior Secured Notes due 2006 (collectively, the "Registered Notes"), for each $1,000 principal amount of Original Notes, upon the terms and subject to the conditions contained in the Prospectus dated
     , 1999 (the "Prospectus"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Prospectus constitute the "Exchange Offer").

  2. THE UNDERSIGNED HEREBY REPRESENTS AND WARRANTS THAT THE UNDERSIGNED HAS FULL POWER AND AUTHORITY TO TENDER, EXCHANGE, SELL, ASSIGN AND TRANSFER THE ORIGINAL NOTES TENDERED HEREBY AND THAT, WHEN THE SAME ARE ACCEPTED FOR EXCHANGE, THE COMPANY WILL ACQUIRE GOOD, MARKETABLE AND UNENCUMBERED TITLE THERETO, FREE AND CLEAR OF ALL LIENS, RESTRICTIONS, CHARGES AND ENCUMBRANCES, AND THAT THE ORIGINAL NOTES TENDERED HEREBY ARE NOT SUBJECT TO ANY ADVERSE CLAIMS OR PROXIES. THE UNDERSIGNED WILL, UPON REQUEST, EXECUTE AND DELIVER ANY ADDITIONAL DOCUMENTS DEEMED BY THE COMPANY OR THE EXCHANGE AGENT TO BE NECESSARY OR DESIRABLE TO COMPLETE THE EXCHANGE, ASSIGNMENT AND TRANSFER OF THE ORIGINAL NOTES TENDERED HEREBY, AND THE UNDERSIGNED WILL COMPLY WITH ITS OBLIGATIONS UNDER THE REGISTRATION RIGHTS AGREEMENT. THE UNDERSIGNED HAS READ AND AGREES TO ALL OF THE TERMS OF THE EXCHANGE OFFER.

  3. The undersigned understands that the tender of the Original Notes pursuant to any one of the procedures set forth in the Prospectus and in the instructions, attached hereto, will, upon the Company's acceptance for exchange of such tendered Original Notes, constitute a binding agreement between the undersigned and the Company as to the terms and conditions set forth in the Prospectus.

  4. Unless the box under the heading "Special Registration Instructions" is checked, the undersigned hereby represents and warrants that:

    (i) the Registered Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, whether or not the undersigned is the holder;

    (ii) neither the undersigned nor any such other person is engaging in or intends to engage in a distribution of such Registered Notes;

    (iii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Registered Notes; and

    (iv) neither the holder nor any such other person is an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the Company.

  5. The undersigned may, if, and only if, unable to make all of the representations and warranties contained in Item 4 above, elect to have its Original Notes registered in the shelf registration described in the Registration Rights Agreement, dated as of May 19, 1999, by and among the Company, the Guarantors and Initial Purchasers in the form filed as an exhibit to the Registration Statement (the "Registration Agreement"). All terms used in this Item 5 with their initial letters capitalized, unless otherwise defined herein, shall have the meanings given them in the Registration Agreement. Such election may be made by checking the box under "Special Registration Instructions" below. By making such election, the undersigned agrees, as a Holder participating in a Shelf Registration, to indemnify and hold harmless (i) the Company and the Guarantors, (ii) each person, if any, who controls the Company or any of the Guarantors within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act and (iii) the officers, directors, partners, employees, representatives and agents of the Company and the Guarantors, against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all expenses reasonably incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to the Holder furnished to the Company and the Guarantors in writing by or on behalf of the Holder expressly for use therein. In no event shall the Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds
(i) the amount paid by such Holder for such Transfer Restricted Securities and
(ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

  6. If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Registered Notes. If the undersigned is a broker-dealer that will receive Registered Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Registered Notes; however, by so acknowledging and delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. If the undersigned is a broker-dealer and Original Notes held for its own account were not acquired as a result of market-making or other trading activities, such Original Notes cannot be exchanged pursuant to the Exchange Offer.

  7. Any obligation of the undersigned hereunder shall be binding upon the successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives of the undersigned.

  8. Unless otherwise indicated herein under "Special Delivery Instructions," the certificates for the Registered Notes will be issued in the name of the undersigned.

  9. Holders of Original Notes whose Original Notes are accepted for exchange will not receive accrued interest on such Original Notes for any period from and after the last Interest Payment Date to which interest has been paid or duly provided for on such Original Notes prior to the original issue date of the Registered Notes or, if no such interest has been paid or duly provided for, will not receive any accrued interest on such Original Notes, and the undersigned waives the right to receive any interest on such Original Notes accrued from and after such Interest Payment Date or, if no such interest has been paid or duly provided for, from and after November 1, 1999.

  10. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the sale, assignment and transfer of the Original Notes tendered hereby. All authority herein conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns of the undersigned. Except as stated in the Prospectus, this tender is irrevocable.

  THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED "DESCRIPTION OF ORIGINAL NOTES" ABOVE AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THE ORIGINAL NOTES AS SET FORTH IN SUCH BOX.

                         SPECIAL DELIVERY INSTRUCTIONS
                              (See Instruction 1)

   To be completed ONLY IF the Registered Notes are to be issued or sent to someone other than the undersigned or to the undersigned at an address other than that provided above.

     Mail [_]  Issue [_] (check appropriate boxes) certificates to:

 Name: _____________________________________________________________________
                                 (Please Print)

 Address: __________________________________________________________________

     _____________________________________________________________________

     _____________________________________________________________________
                              (Including Zip Code)



                       SPECIAL REGISTRATION INSTRUCTIONS
                                  (See Item 5)

   To be completed ONLY IF (i) the undersigned satisfies the conditions set forth in Item 5 above, (ii) the undersigned elects to register its Original Notes in the shelf registration described in the Registration Rights Agreement and (iii) the undersigned agrees to indemnify certain entities and individuals as set forth in Item 5 above.

   [_] By checking this box the undersigned hereby (i) represents that it is unable to make all of the representations and warranties set forth in
 Item 4 above, (ii) elects to have its Original Notes registered pursuant to the shelf registration described in the Registration Rights Agreement, and (iii) agrees to indemnify certain entities and individuals identified in, and to the extent provided in, Item 5 above.

                                   SIGNATURE

   To be completed by all exchanging noteholders. Must be signed by registered holder exactly as name appears on Original Notes. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 3.

 X _________________________________________________________________________

 X _________________________________________________________________________
          Signature(s) of Registered Holder(s) or Authorized Signature

 Dated: ____________________________________________________________________

 Name(s):___________________________________________________________________

 ___________________________________________________________________________
                              Please Type or Print

 Capacity: _________________________________________________________________

 Address: __________________________________________________________________

 ___________________________________________________________________________

 ___________________________________________________________________________
                               Including Zip Code

 Area Code and Telephone No.: ______________________________________________

            SIGNATURE GUARANTEE (If Required by Instruction 1 below)

        Certain Signatures Must be Guaranteed by an Eligible Institution

 ___________________________________________________________________________
              Name of Eligible Institution Guaranteeing Signatures

 ___________________________________________________________________________
Address (including zip code) and Telephone Number (including area code) of Firm

 ___________________________________________________________________________
                              Authorized Signature

 ___________________________________________________________________________
                                  Printed Name

 ___________________________________________________________________________
                                     Title

 Dated: ____________________________________________________________________


 PLEASE READ THE INSTRUCTIONS ON THE REVERSE SIDE HEREOF, WHICH FORM A PART OF
                          THIS LETTER OF TRANSMITTAL.

                                 INSTRUCTIONS

  1. Guarantee of Signatures. Signatures on this Letter of Transmittal must be guaranteed by an eligible guarantor institution that is a member or participant in the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, or by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Exchange Act (an "Eligible Institution") unless the box entitled "Special Delivery Instructions" has not been completed or the Original Notes described above are tendered for the account of an Eligible Institution.

  2. Delivery of Letter of Transmittal and Old Notes; Guaranteed Delivery Procedures. The Original Notes, together with a properly completed and duly executed Letter of Transmittal (or copy thereof), should be mailed or delivered to the Exchange Agent at the address set forth above.

  Holders who wish to tender their Original Notes and (i) whose Original Notes are not immediately available or (ii) who cannot deliver their Original Notes, this Letter of Transmittal and all other required documents to the Exchange Agent on or prior to the Expiration Date or (iii) who cannot complete the procedures for delivery by book-entry transfer on a timely basis, may tender their Original Notes by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in the section entitled "Description of the Exchange Offer--Guaranteed Delivery Procedures" in the Prospectus. Pursuant to such procedures: (i) such tender must be made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form made available by the Company, must be received by the Exchange Agent from such Eligible Institution on or prior to the Expiration Date; and (iii) a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other documents required thereby, along with the Certificates (or a Book-Entry Confirmation (as defined in the Prospectus)) representing all tendered Original Notes, in proper form for transfer, must be received by the Exchange Agent within three New York Stock Exchange, Inc. trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided in the section entitled "Description of the Exchange Offer--Guaranteed Delivery Procedures" in the Prospectus.

  The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile or mail to the Exchange Agent, and must include a guarantee by an Eligible Institution in the form set forth in such Notice. For Original Notes to be properly tendered pursuant to the guaranteed delivery procedure, the Exchange Agent must receive a Notice of Guaranteed Delivery on or prior to the Expiration Date.

  THE METHOD OF DELIVERY OF ORIGINAL NOTES AND THE LETTER OF TRANSMITTAL OR THE NOTICE OF GUARANTEED DELIVERY, AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR ORIGINAL NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  3. Signature on Letter of Transmittal, Bond Powers and Endorsements. If this Letter of Transmittal is signed by a person other than a registered holder of any Original Notes, such Original Notes must be endorsed or accompanied by appropriate bond powers, signed by such registered holder exactly as such registered holder's name appears on such Original Notes.

  If this Letter of Transmittal or any Original Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted with this Letter of Transmittal.

  4. Inadequate Space. If the space provided in the box captioned "Description of Original Notes" is inadequate, the Certificate number(s) and/or the principal amount of Original Notes and any other required information should be listed on a separate signed schedule which is attached to this Letter of Transmittal.

  5. Questions, Requests for Assistance and Additional Copies. Questions and requests for assistance may be directed to the Exchange Agent at its address and telephone number set forth on the front of this Letter of Transmittal. Additional copies of the Prospectus, the Notice of Guaranteed Delivery and the Letter of Transmittal may be obtained from the Exchange Agent or from your broker, dealer, commercial bank, trust company or other nominee.

  6. Miscellaneous. All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Original Notes will be resolved by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any or all Original Notes not properly tendered or any Original Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities, or conditions of tender as to particular Original Notes. The Company's interpretation of the terms and conditions of the Exchange Offer, including the instructions in this Letter of Transmittal, will be final and binding. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent, nor any other person shall be under any duty to give notification of defects in such tenders or shall incur any liability for failure to give such notification. Tenders of Original Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Original Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holder thereof as soon as practicable following the Expiration Date.